Exhibit 10(d)

KIMBALL INTERNATIONAL, INC.
1996 DIRECTOR STOCK COMPENSATION AND OPTION PLAN

    1. PURPOSE. The purpose of the Kimball International, Inc. 1996 Director Stock Compensation and Option Plan (the "Plan") is to foster and promote the long-term financial success of Kimball International, Inc. (the "Company") by (i) aligning the personal interests of the directors with those of the Company's Share Owners and (ii) attracting and retaining outstanding persons to serve as directors by enabling them to participate in the Company's growth through stock ownership.

    2. SHARE RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of 125,000 shares of Class B Common Stock of the Company ("Common Stock") which may be authorized and unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all shares then subject to such option may again be used under this Plan.

    3. PARTICIPATION. Participation in this Plan is open to all members of the Board of Directors of the Company, whether or not they are salaried officers or employees of the Company or any subsidiary.

    4. ELECTION TO RECEIVE ANNUAL RETAINER AND FEES IN SHARES OF COMPANY STOCK. Each director may make an election to receive all or a 25%, 50% or 75% portion of his or her annual retainer fee and all or a 50% portion of his or her periodic meeting fees in shares of Company Common Stock. An election pursuant to this paragraph must be made in writing and delivered to the Secretary of the Company before the first day of the director's first annual retainer period for which the election is to be effective. Any election shall be effective from the first day of the retainer period and for successive retainer periods until terminated by the director by written notice given not less than ten days prior to the commencement of a retainer period. The election will entitle the director to receive on the first day of any annual retainer period for which the election is effective a number of shares of Company stock determined by dividing the retainer fee (or the elected portion thereof) for that retainer period by the fair market value of one share of the Company's Common Stock as of the first day of the retainer period. In the event any person becomes a director other than at the beginning of an annual retainer period, such person may make an election before the date on which such person becomes a director and will receive all or a portion of his or her retainer for the balance of such annual retainer period in shares of Company stock determined by dividing all or the elected portion of the retainer for the balance of such retainer period by the fair market value of one share of the Company's Common Stock on the first day of the period of service.

    An election will also entitle the director to receive at the end of each six-month period during which the election is effective a number of shares of Company stock determined by dividing the meeting fees for the immediately preceding six-month period by the fair market value of one share of the Company's Common Stock as of the last day of such immediately preceding six-month period.

    Any fraction of a share shall be disregarded and the remaining amount of the retainer or meeting fees shall be paid in cash.

    For purposes of this paragraph, an annual retainer period shall begin immediately after an annual meeting of the Share Owners of the Company and end immediately before the succeeding annual meeting.

    5. OPTIONS TO BE GRANTED UNDER THE PLAN. Each director receiving shares of Common Stock on any date during an annual retainer period pursuant to paragraph 4 hereof shall automatically be granted a non-qualified stock option on that date, at an option price equal to the fair market value of the Common Stock on that date. The number of shares subject to the option shall be equal to 50% of the number of shares received by the director on that date pursuant to paragraph 4 hereof. Any fraction of a share shall be disregarded. The option shall be subject to the following terms and conditions:

    (i) No option may be exercised during the first two years following the date of grant. Each option shall be fully exercisable on or after the second anniversary of the date of grant. An option shall also become fully exercisable upon the death of a director while serving on the Board or upon the retirement of a director from the Board at any time at or after age 62 or with the consent of the Board.

    (ii) No option may be exercised after termination of the director's service on the Board for any reason other than death or retirement. Any option granted under the Plan may be exercised for 12 months after retirement or death. However, no option may be exercised more than five years from the date the option is granted.

    (iii) An option may be exercised by delivery of written notice of exercise to the Secretary of the Company, accompanied by a check payable to the order of the Company for the full purchase price of the shares being purchased and any required tax withholding.

    (iv) Any option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the director's lifetime only by the director or the director's guardian or legal representative.
    If a director dies during the option period, any option may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution. Notwithstanding the foregoing, an option may be transferred to the director's immediate family or trusts or family partnerships for the benefit of such persons.

    (v) The grant of any option may also be subject to other provisions as the Company deems appropriate, including, without limitation, provisions imposing restrictions on resale or other disposition of the Common
    Stock issuable upon exercise of any option and such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements.

    (vi) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend or stock split), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be adjusted so that the consideration payable to the Company and the value of each option shall not be changed. If, during the term of any option, the Common Stock of the Company shall be changed into another kind of stock or into securities of another corporation or cash or other property, whether as a result of reorganization, sale, merger, consolidation or other similar transaction, the holder of any option shall thereafter be entitled to receive upon its due exercise the securities, cash or other consideration the holder would have been entitled to receive immediately prior to the effective date of any such transaction for shares of Common Stock not theretofore purchased which could have been acquired through the exercise of such option.

    6. ADMINISTRATION. This Plan is intended to be self-governing and requires no discretionary action by any administrative body with respect to any transaction under the Plan. All grants of options to directors under the Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the terms of the Plan. To the extent, if any, that questions of administration arise, they shall be resolved by the entire Board of Directors.

    7. FAIR MARKET VALUE. For purposes of this Plan, fair market value shall mean the average of the closing price of the Company's Common Stock during the ten trading-day period ending on the valuation date and the five trading-day period immediately after such date as reported on the NASDAQ National Market System in the Wall Street Journal, Midwest Edition.

    8. TAXES. The Company shall be entitled to withhold the amount of any tax attributable to any shares deliverable under the Plan after giving the person entitled to receive such delivery notice as far in advance as practicable and the Company may defer making delivery, if any such tax is payable, until indemnified to its satisfaction.

    9. AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board of Directors may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable in order that any grants thereunder shall conform to, or otherwise reflect, any change in applicable laws or regulations, or to permit the Company or its directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that no amendment shall be made without Share Owner approval, which increases the number of shares reserved for issuance hereunder. No such amendment, suspension or termination shall impair the rights of directors under any outstanding options.

    10. SHARE OWNER APPROVAL; TERM. This Plan was adopted by the Board of Directors of the Company on August 13, 1996. The Plan shall be null and void if Share Owner approval is not obtained at the 1996 annual meeting. The term of the Plan shall be for a ten-year period from the date of Share Owner approval.

This exhibit has not been adjusted for the 1997 stock split.

Exhibit 10(d)